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                                                                    EXHIBIT 10.3

                        [Bank of Nova Scotia Letterhead]

June 20, 2002

Maxtor Peripherals (S) Pte Ltd
No. 2 Ang Mo Kio Street 63
Ang Mo Kio Street Park 3
Singapore 569111

Attention:    Mr. Tiong Chi Sieng, Vice President-Finance/
              Ms. Ten Hui Yah, Director-Finance

Dear Sirs:

BANK GUARANTEE FACILITY OF SGD23,000,000
AMENDMENTS TO COVENANTS ON TANGIBLE NET WORTH AND
CONSOLIDATED CASH BALANCE

1. We refer to the long-term Bank Guarantee Facility of up to SGD23,000,000 (current outstanding amount) ("THE FACILITY") granted under the Guarantee Facility Agreement dated 31 August 1999 as amended by our letter dated 13 September 1999, an Amendment Agreement dated 23 February 2001, a Supplemental Agreement dated 2 May 2001, a Second Supplementary Agreement dated 29 January 2002 and our Amendment Letter dated 15 February 2002 (the Guarantee Facility Agreement as amended, "THE FACILITY AGREEMENT"), and the Security Over Cash Agreement dated 8 September 1999.

2. We are pleased to advise that at your request, The Bank of Nova Scotia, Singapore Branch ("THE BANK") is agreeable to amending the definitions of "CONSOLIDATED TANGIBLE NET WORTH" and "TNW HURDLE" in Clause 15.2 of the Facility Agreement to read as follows:

                  " "CONSOLIDATED TANGIBLE NET WORTH" is defined as the networth of Maxtor Corporation and its consolidated subsidiaries calculated in accordance with GAAP (i.e., the generally accepted accounting principles in effect in the United States of America from time to time), after subtracting therefrom the aggregate amount of Maxtor Corporation and its consolidated subsidiaries' intangible assets (including, without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks), but including deferred tax liabilities of up to US$338,000,000 and US$90,000,000 of goodwill recorded on 29 December 2001 net of any recoveries."

                  " "TNW HURDLE" means the amount of (1) US$100,000,000 plus (2) 50% of the quarterly consolidated positive net Income (not to be reduced by losses) from 31 December 2001 to the end of the most recently ended fiscal quarter, plus (3) 75% of the portion of the proceeds of any new issuance of equity securities in any calendar year which in aggregate exceeds US$50,000,000, MINUS (4) actual
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                  restructuring charges taken after 31 December 2001 but no
                  later than 31 December 2002 up to an amount equal to US$20,000,000."

Pursuant to Clause 15.1.2 of the Facility Agreement, your Company shall procure that Maxtor Corporation maintain a Consolidated Tangible Net Worth of not less than the TNW Hurdle at all times.

3. We are also pleased to advise that at your request, the Bank is agreeable to amending Clause 15.1.1 of the Facility Agreement to read as follows:

                  "the Parent shall at all times maintain a CONSOLIDATED CASH BALANCE of not less than the greater of (1) USD250,000,000, and (2) 1.5 times of the outstanding Capital as of any Cut-Off Date under the Receivable Purchase Agreement ("RPA"). The RPA refers to the existing agreement dated 15 November 2001, as amended from time to time, between Maxtor Corporation, The Bank of Nova Scotia (New York), other financial institutions and other entities related to Maxtor Corporation. The terms "Capital" and "Cut-Off Date" above shall have the same meaning as defined in the RPA. If The Bank of Nova Scotia (New York) ceases to be part of the RPA or if the RPA is terminated prior to the expiry of the Facility, the Parent shall at all times maintain a Consolidated Cash Balance of not less than USD250,000,000."

and amending the definition of "CONSOLIDATED CASH BALANCE" in Clause 15.2 of the Facility Agreement to read as follows:

                  "CONSOLIDATED CASH BALANCE is defined as the aggregate amount of cash, cash equivalents & marketable securities of Maxtor Corporation and its consolidated subsidiaries but excluding cash deposits that are charged to the Bank under banking facilities granted to the Borrower."

4. With the above amendments, the Bank Guarantee Commission Rate (for the Second Bank Guarantee and Class A Security) as defined in Clause 1.1 of the Facility Agreement shall be increased from 0.225% per annum to 0.275% PER ANNUM with effect from the date of this letter. In this connection, the definition for Bank Guarantee Commission Rate under Clause 1.1 of the Facility Agreement shall be amended to read as follows:

                  " "BANK GUARANTEE COMMISSION RATE" means, if Class A Security is in effect, (i) 0.15% per annum or (ii) in respect of the Second Bank Guarantee, 0.275% per annum, and, if Class B Security is in effect, the rate agreed between the Bank and the Borrower, in each case, calculated on the maximum outstanding liability guaranteed by the Bank pursuant to the Bank Guarantee which has been issued hereunder."

5. Save for the above amendments, all other terms and conditions stipulated in the Facility Agreement and security document stated in Paragraph 1 above shall remain unchanged.


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6. Your Company shall execute legal documents required by the Bank (if any) to effect the above changes and bear all legal fees incurred in connection therewith and this Amendment Letter.

7. An Amendment Fee of US$6,500 shall be payable to the Bank upon your acceptance of this Letter.

8. If the above are acceptable, please sign and return to us the enclosed copy of this Amendment Letter together with your Company's Board Resolution accepting this Amendment Letter by 30 June 2002, after which this offer shall lapse unless an extension is granted by the Bank in writing.



Yours faithfully

/s/ Wah Sun Seong Koon

Wah Sun Seong Koon
Country Head, VP & Branch Manager
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We hereby accept and further undertake to observe all the terms and conditions set out and incorporated in this letter.

We also hereby confirm that the existing charge over cash deposits under the Security Over Cash Agreement dated 8 September 1999 shall continue to secure the aforesaid all monies payable in connection with the Facility notwithstanding the amendments set out above, or in the subsequent legal documentation (if any).

MAXTOR PERIPHERALS (S) PTE LTD

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
/s/ Tiong Chi Sieng
TIONG CHI SIENG
Vice President, Finance
                                                          20 June 2002
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Company Stamp & Authorised Signatory(ies)                 Date
for and on behalf of Maxtor Peripherals (S) Pte Ltd.
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